ASSIGNMENT OF LEASES, RENTS AND PROFITS


      THIS ASSIGNMENT OF LEASES, RENTS AND PROFITS (hereinafter referred to as "Assignment") is executed and delivered this 15th day of November, 1995, by PLAINVIEW APARTMENTS, L.P., a South Carolina limited partnership, having its principal office at c/o IFGP Corporation, One Insignia Financial Plaza, Greenville, South Carolina 29601 (hereinafter referred to as "Assignor"), to and in favor of (i) NATIONWIDE LIFE INSURANCE COMPANY, an Ohio corporation ("Nationwide") having its principal office at One Nationwide Plaza, Columbus, Franklin County, Ohio 43216, Attention: Real Estate Investments, its successors and assigns, and (ii) WEST COAST LIFE INSURANCE COMPANY, a California corporation, ("West Coast"), whose address is c/o Nationwide Life Insurance Company, One Nationwide Plaza, Columbus, Franklin County, Ohio 43216, Attention:
Real Estate Investments, its successors and assigns, (Nationwide and West Coast shall be sometimes hereinafter collectively referred to as "Assignee");

                              W I T N E S S E T H:

      WHEREAS, Assignor is the present owner in fee simple of certain real property located in Louisville, Jefferson County, Kentucky, more particularly described on Exhibit A attached hereto and by this reference made a part hereof (hereinafter referred to as the "Real Property"); and

      WHEREAS, Assignee is the owner and holder of a certain mortgage, security agreement and fixture financing statement of even date herewith (hereinafter referred to as the "Mortgage") encumbering the Real Property and other property more specifically described in the Mortgage (all of which property is referred to herein and in the Mortgage as the "Property"), which Mortgage secures the payment of (i) that certain Promissory Note A ("Note A") of even date herewith in the amount of SIX MILLION SIX HUNDRED THOUSAND DOLLARS ($6,600,000.00) made by NTS-Plainview Associates, a Kentucky limited partnership ("NTS") as Maker, and payable to Nationwide, as Holder and (ii) that certain Promissory Note B ("Note B") of even date herewith in the amount of SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000.00) made by NTS as Maker, and payable to West Coast, as Holder (Note A and Note B shall be hereinafter collectively referred to as the "Note"); and

      WHEREAS, the Note shall be due and payable no later than November 15, 2010; and

      WHEREAS, the Recitals in the Mortgage are incorporated herein by reference; and

      WHEREAS, Assignee, as a condition to making the aforesaid loan and to obtain additional security therefor, has required the execution of this Assignment by Assignor; and

      NOW THEREFORE, in order to further secure the payment of the indebtedness evidenced by the Note, and secured by the Mortgage, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, transfer and set over unto Assignee all of the leases, rents, issues, profits and income of, from or pertaining to the Property. This Assignment shall include any and all leases or rental agreements that may now be in effect, as well as any future or additional leases or rental agreements, and any renewals or extensions of the same, that may be entered into by Assignor. Assignor hereby agrees to execute and deliver such further assignments of said leases or rental agreements as Assignee may from time to time request.

      This Assignment is absolute and effective immediately and without possession. Notwithstanding the foregoing, Assignor shall have a license to receive, collect and enjoy the rents, issues, profits and income accruing from the Property until a default has occurred under the Note, the Mortgage or any other instrument evidencing or securing the Note. Upon the occurrence of a default, the license shall cease automatically, without need of notice, possession, foreclosure or any other act or procedure, and all leases, rents, issues, profits and income assigned hereby shall thereafter be payable to Assignee.

      PROVIDED ALWAYS that if NTS or Assignor shall pay unto Assignee the indebtedness evidenced by the Note, and if NTS and Assignor shall duly, promptly and fully perform, discharge, execute, effect, complete, comply with and abide by each of their respective agreements, conditions and covenants contained in the Note, the Mortgage, this Assignment and all other instruments executed by NTS or Assignor to and in favor of Assignee as further evidence of or as additional security for the indebtedness (hereinafter together referred to as the "Loan Documents"), then this Assignment and the estates and interests hereby granted and created shall terminate.

      REPRESENTATIONS AND WARRANTIES OF ASSIGNOR

      1.    In furtherance of the foregoing assignment, Assignor:

            A. Represents and warrants that it is the owner in fee simple of the Property and has good title to the leases, rents, income, issues, and profits hereby assigned and good right to assign the same, and that no other person, entity, firm or corporation has any right, title or interest therein; that Assignor has not previously sold, assigned, transferred, mortgaged or pledged said rents, issues, profits, income and leases of the Property; and that payment of any of the same has not otherwise been anticipated, waived, released, discounted, set off or otherwise discharged or compromised.

            B. Except as provided in the Mortgage, Assignee agrees and warrants that, without the prior written consent of Assignee, the terms of any and all leases will not be amended, altered, modified or changed in any manner whatsoever, nor will they be surrendered or canceled, nor will any proceedings for dispossession or eviction of any lessee under said leases be instituted by Assignor.

            C. Agrees and warrants that no request will be made of any lessee to pay any rent, and no rent will be accepted by Assignor, for more than one month in advance of the date such rent becomes due and payable under the terms of any and all leases, it being agreed between Assignor and Assignee that rent shall be paid as provided in said leases and not otherwise. The foregoing shall not prevent Assignor from charging and collecting security deposits from each tenant leasing space on the Real Property.

            D. Authorizes Assignee, by and through its employees or agents or a duly appointed receiver, at its option, after the occurrence of a default under this Assignment, the Note, the Mortgage or any of the other Loan Documents, to enter upon the Property and to collect, in the name of Assignor, as its lawful attorney, or in its own name as Assignee, any rents, income or profits accrued but unpaid and/or in arrears at the date of such default, as well as the rents, income or profits thereafter accruing and becoming payable during the period of the continuance of the said default or any other default. To this end, Assignor further agrees that it will cooperate with and facilitate, in all reasonable ways, Assignee's collection of said rents, income or profits and will, upon request by Assignee, execute a written notice to each tenant, occupant or licensee directing said tenant, occupant or licensee to pay directly to Assignee all income, rents and profits due and payable under said leases; provided, however, that Assignee may notify said tenant, occupant or licensee of the effectiveness of this Assignment without giving notice to Assignor or requesting Assignor to give such notice or join in such notice.

            E. Authorizes Assignee, upon such entry, at its option, to take over and assume the management, operation and maintenance of the Property and to perform all acts necessary and proper and to expend such sums out of the income of the Property as in Assignee's sole discretion may be reasonable or necessary in connection therewith, in the same manner and to the same extent as Assignor theretofore might do. Assignor hereby releases all claims against Assignee arising out of such management, operation and maintenance.

            F. Agrees to execute, upon the request of Assignee, any and all other instruments requested by Assignee to effectuate this Assignment or to accomplish any other purpose deemed by Assignee to be necessary or appropriate in connection with this Assignment.

            G. Agrees and acknowledges that nothing in this Assignment shall be construed to limit or restrict in any way the rights and powers granted to Assignee in the Note, the Mortgage or any of the other Loan Documents. The collection and application of the rents, issues and profits as described herein shall not constitute a waiver of any default which might at the time of application or thereafter exist under the Note, the Mortgage or any of the other Loan Documents, and the exercise by Assignee of the rights herein provided shall not prevent Assignee's exercise of any rights provided under the Note, the Mortgage or any of the other Loan Documents.

      ASSIGNEE'S RIGHTS FOLLOWING DEFAULT BY ASSIGNOR

      2. Assignee may, after the occurrence of a default as hereinabove provided, from time to time, appoint and dismiss such agents or employees as shall be necessary or reasonable for the collection of the rents, issues and profits derived from the Property and for the proper care and operation of the Property, and Assignor hereby grants to Assignee the authority to give such agents or employees so appointed full and irrevocable authority on Assignor's behalf to manage the Property and to do all acts relating to such management, including, without limitation, the entry into and execution of new leases in the name of Assignor or otherwise, the alteration or amendment of existing leases, the authorization to repair or replace any items necessary in order to maintain the building or buildings and chattels incidental thereto in good and tenantable condition, and the effectuation of such alterations or improvements as in the judgment of Assignee may be reasonable or necessary to maintain or increase the income from the Property. Assignee shall have the sole control of such agents or employees, whose remuneration shall be paid out of the rents, issues and profits as hereinabove provided, at the rate of compensation accepted in the community wherein the Property is situated.

      APPLICATION BY ASSIGNEE OF NET INCOME FROM THE PROPERTY

      3. Assignee shall, after payment of all proper charges and expenses enumerated under Paragraph 2 above, and after retaining sufficient sums to meet taxes, assessments, utilities and insurance coverages in requisite amounts (including liability, fire and extended coverage), credit the net income received by Assignee from the Property, by virtue of this Assignment, to any amounts due and owing to Assignee by Assignor under and pursuant to the terms of the Mortgage, but the manner of the application of such net income shall be determined in the sole discretion of Assignee. Assignee shall make a reasonable effort to collect rents, income and profits, reserving, however, within its sole discretion, the right to determine the method of collection and the extent to which enforcement of the collection of delinquent rents, income and profits shall be prosecuted. Notwithstanding the foregoing, no such credit shall be given by Assignee for any sum or sums received from the rents, issues and profits of the Property until the sums collected are actually received by Assignee at its principal office as stated above (or at such other place as Assignee shall designate in writing), and no credit shall be given for any uncollected rents or other uncollected amounts or bills, nor shall credit be given for any rents, issues and profits derived from the Property under any order of court or by operation of law until such amounts are actually received by Assignee at its principal offices as stated above. The net amount of income received by Assignee hereunder and applied by Assignee to the amounts due and owing by NTS or Assignor shall not serve to cure any default under the Note, the Mortgage or any of the other Loan Documents, nor shall any amounts received by Assignee hereunder be in full satisfaction of the indebtedness evidenced by the Note unless such amounts are sufficient to pay such indebtedness in full (including any prepayment premiums, late payment charges and advancements) in accordance with the terms of the Note, the Mortgage and the other Loan Documents.

      LIMITATION OF ASSIGNEE'S LIABILITY

      4. Assignee shall not be obligated to perform or discharge any obligation under the leases hereby assigned or under or by reason of this Assignment, and Assignor hereby agrees to indemnify and hold Assignee harmless against any and all liability, loss or damage which Assignee might incur under the leases or under or by reason of this Assignment and of and from any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligation or undertaking on Assignee's part to perform or discharge any of the terms of such leases, except for claims and demands arising by reason of Assignee's gross negligence or willful misconduct.

      REINSTATEMENT AFTER DEFAULT

      5. In the event that NTS or Assignor shall, with the consent of Assignee, reinstate the indebtedness evidenced by the Note completely in good standing, having complied with all the terms, covenants and conditions of the Note, the Mortgage, this Assignment and all of the other Loan Documents, then, in such event, Assignee shall return possession of the Property to Assignor, and Assignor shall remain in possession of the Property unless and until another default occurs under the Note, the Mortgage, this Assignment or any of the other Loan Documents, at which time Assignee may, at its option, again take possession of the Property under authority of and pursuant to the terms and provisions of this Assignment.

      TENANT'S NOTIFICATION OF ASSIGNMENT

      6. Upon request by Assignee, at any time, Assignor will deliver a written notice to each of the tenants and lessees of the Property, which notice shall inform such tenants and lessees of this Assignment and instruct them that upon receipt of notice by them from Assignee of the existence of a default by Assignor under the Note, the Mortgage or any of the other Loan Documents, all rent due thereafter shall be paid directly to Assignee.

      SATISFACTION OF MORTGAGE;  SATISFACTION OF ASSIGNMENT

      7. This Assignment shall remain in full force and effect as long as the indebtedness evidenced by the Note and secured by the Mortgage remains unpaid in whole or in part. It is understood and agreed that a complete release or satisfaction of the aforesaid Mortgage shall operate as a complete release or satisfaction of all of Assignee's rights and interest hereunder, and that satisfaction of the Mortgage shall operate to satisfy this Assignment.

      EXCULPATION

      8. The liability of NTS with respect to the payment of principal and interest under the Note shall be "non-recourse" and, accordingly, Assignee's source of satisfaction of the obligations of NTS under the Note and Assignor's other obligations hereunder and under the other Loan Documents shall be limited to the Property and Assignee's receipt of the rents, issues and profits from the Property, and Assignee shall not seek to procure payment out of any other assets of NTS or Assignor or any person or entity comprising NTS or Assignor, nor to seek judgment for any sums which are or may be payable under the Note or under any of the other Loan Documents, as well as any claim or judgment (except as hereafter provided) for any deficiency remaining after foreclosure of the Mortgage. Notwithstanding the above, nothing herein contained shall be deemed to be a release or impairment of the indebtedness evidenced by the Note or the security therefor intended by the other Loan Documents or be deemed to preclude Assignee from exercising its rights to foreclose the Mortgage.

          Notwithstanding the foregoing, it is expressly understood and agreed that the aforesaid limitation on liability shall in no way affect or apply to NTS' or Assignor's continued personal liability for:

            A. fraud or misrepresentation made in or in connection with the Note or any of the other Loan Documents governing, securing or pertaining to the payment thereof;

            B. failure to pay taxes, assessments, charges for labor or materials or any other charges which may create liens on any portion of the Property;

            C. the misapplication of (i) proceeds of insurance covering any portion of the Property; or (ii) proceeds of the sale or condemnation of any portion of the Property; or (iii) rentals held or received by or on behalf of the Assignor subsequent to the date on which Assignee gives written demand therefor pursuant to any Loan Document;

            D. causing or permitting waste to occur on, in or about the Property, and failure to maintain the Property, excepting ordinary wear and tear;

            E. loss by fire or casualty to the extent not compensated by insurance proceeds collected by Assignee;

            F. the return to Assignee, of all unearned advance rentals and security deposits paid by tenants of the Property and not refunded to or forfeited by such tenants;

            G. the return of, or reimbursement for, all Fixtures and Personal Property owned by Assignor taken from the Property by or on behalf of Assignor out of the ordinary course of business, and not replaced by personalty of equal or greater value than the original value of the Fixtures and Personal Property so removed;

            H. any and all costs incurred in order to cause the Property to comply with the Accessibility Laws, and (ii) any indemnity or other agreement to hold Mortgagee harmless from and against any and all losses, liabilities, damages, injuries, costs or expenses of any kind arising under Paragraph 3 of the Mortgage regarding accessibility for the disabled or handicapped, or under the separate Accessibility Indemnity Agreement of even date herewith executed by Assignor;

            I. all court costs and Reasonable Attorneys' Fees actually incurred which are provided for in the Note or in any other Loan Document; and

            J. (i) the removal of any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Federal, State, County, Regional or Local Authority which may or could pose a hazard to the health and safety of the occupants of the Property regardless of the source of origination; and (ii) the restoration of the Property to comply with all governmental regulations pertaining to hazardous waste found in, on or under the Property regardless of the source of origination; and (iii) any indemnity or other agreement to hold the Assignee harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses of any and every kind arising under paragraph 3 of the Mortgage, and/or the Environmental Certificate and Indemnity Agreement of even date herewith executed by Assignor. Assignor shall not be liable hereunder if the Property becomes contaminated subsequent to Assignee's acquisition of the Property by foreclosure or acceptance of a deed in lieu thereof or subsequent to any transfer of ownership which was approved or authorized by Assignee pursuant to the Mortgage, provided that such transferee assumes all obligations pertaining to Hazardous Materials pursuant to the Loan Documents. Liability under this subparagraph (J) shall extend beyond repayment of the Note and compliance with the terms of the Mortgage unless at such time Assignor provides Assignee with an environmental assessment report acceptable to Assignee showing the Property to be free of Hazardous Materials and not in violation of Hazardous Waste Laws. The burden of proof under this subparagraph with regard to establishing the date upon which such chemical, material or substance was placed or appeared in, on or under the Property shall be upon Assignor.

      K. the return to Assignee of any and all fees paid to Assignor by tenants of the Property which fees permit tenants to terminate their leases; and

      L. obligations under any letter(s) of credit issued at the request of Assignor and held by NTS, Nationwide and/or West Coast; provided however, this subparagraph L. shall not apply to letter(s) of credit issued for the benefit of NTS and shall not obligate Assignor to provide letter(s) of credit to NTS, Nationwide or West Coast.

      The obligations of NTS and Assignor in subparagraphs (A) through (L) above, except as specifically provided in subparagraphs (H) or (J) shall survive the repayment of the Note and satisfaction of the Mortgage. Notwithstanding the foregoing, Assignor shall become personally liable for the entire amount evidenced hereby, including principal, interest and other charges, in the event the Assignor violates paragraph 30 or paragraph 31 of the Mortgage.

      Assignor has been advised by Assignee that (i) the obligations of NTS under the Note are "nonrecourse", (ii) the general partners of NTS shall have no personal liability for, and are exculpated from, all obligations evidenced by the Note, (iii) the Note contains exceptions to the "exculpation" provision which are similar to the exceptions set forth in subparagraphs (A) through (J) above. Assignor acknowledges and agrees that the indebtedness secured by this Assignment includes, but is not limited to, (a) the obligations of NTS under the Note, including obligations of NTS arising under any of the exceptions to the "exculpation" provision and (b) the obligations of Assignor hereunder, including obligations of Assignor arising under the exceptions to this paragraph 8 as set forth in subparagraphs (A) through (J) above.

      The provisions of this Assignment shall inure to the benefit of Assignee, its successors and assigns, and shall be binding upon Assignor, its personal representatives, successors and assigns. The creation of rights and powers under this Assignment in favor of, or available to, Assignee shall, in no way whatsoever, be construed to impose concomitant duties or obligations on Assignee in favor of Assignor except as expressly set forth herein.

      As used herein, the phrase "Reasonable Attorneys' Fees" shall mean fees charged by attorneys selected by Assignee based upon such attorneys' then prevailing hourly rates as opposed to any statutory presumption specified by any statute then in effect in the Commonwealth of Kentucky.

      This Assignment is executed and delivered as additional security for a loan transaction negotiated and consummated in Jefferson County, Kentucky and is to be construed according to the laws of the Commonwealth of Kentucky, and the laws of the United States.

      IN WITNESS WHEREOF, the undersigned has executed this Assignment under seal as of the day and year first above written.

                              PLAINVIEW APARTMENTS, L.P., a South Carolina limited partnership

                              BY: Davidson III GP Limited Partnership, its General Partner

                                    BY:   Plainview GP, Inc., its General
                                          Partner




                                   BY:/s/Robert D. Long, Jr.

                                          TITLE:CAO/Controller

COMMONWEALTH OF KENTUCKY      )
                              )  SS:
COUNTY OF JEFFERSON           )

      The foregoing instrument was acknowledged before me this ____ day of November, 1995, by ______________________, as ___________________ of PLAINVIEW
GP, INC., a _______________ corporation, on behalf of the corporation, as general partner of DAVIDSON III GP LIMITED PARTNERSHIP, a ____________________ limited partnership, on behalf of the partnership, as general partner of PLAINVIEW APARTMENTS, L.P., a South Carolina limited partnership, on behalf of the partnership.

      My commission expires:


                                                NOTARY PUBLIC


THIS INSTRUMENT PREPARED BY:



William H. Haden, Jr., Esq.
Barry A. Hines, Esq.
STITES & HARBISON
1800 Providian Center
400 West Market Street
Louisville, Kentucky 40202-3352
(502) 587-3400


                                    EXHIBIT A

                           (Insert Legal Description)